Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 33-124463 of Managed Account Series comprising the U.S. Mortgage Portfolio, High Income Portfolio, Global SmallCap Portfolio and Mid Cap Value Opportunities Portfolio on Form N-1A of our report dated July 18, 2005 appearing in Part I of the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

July 18, 2005